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                                  EXHIBIT 3.3




                                    RESTATED
                                     BYLAWS

                                       OF

                             MCRAE INDUSTRIES, INC.





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                                     BYLAWS
                                       OF
                             MCRAE INDUSTRIES, INC.
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                                   ARTICLE I

                                    OFFICES


                  Section 1.01. Principal Office. The principal office of the Corporation shall be located in Mt. Gilead, Montgomery County, North Carolina.

                  Section 1.02. Registered Office. The registered office of the Corporation in the State of Delaware shall be established and maintained at the office of The Corporation Trust Company, 100 West Tenth Street, in the City of Wilmington, County of New Castle and such corporation shall be the Registered Agent of the Corporation in charge thereof.

                  Section 1.03. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                  Section 2.01. Annual Meetings. Annual meetings of shareholders for the election of directors and for the transaction of any proper business shall be held on the third Thursday in December, or at such other date as the Board of Directors in its discretion may determine, at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as the Board of Directors by resolution shall determine and as set forth in the notice of the meeting. If the annual meeting of shareholders is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. At each annual meeting the shareholders entitled to vote shall elect a Board of Directors and transact such other corporate business as may properly be brought before the meeting.

                  Section 2.02. Voting. Each holder of Class A and Class B Common Stock shall be entitled to the voting rights granted to the holders of the respective classes of stock by the Certificate of Incorporation. Each shareholder shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. When a quorum is present at any meeting, any question brought before such meeting shall be decided by the majority vote of the holders of the shares of stock present in person or represented by proxy (with the holder of each share entitled to one or one tenth vote as provided in the Certificate of Incorporation or these Bylaws), unless the question is one upon which by express provision of a statute, the Certificate of Incorporation or these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. In cases where a class vote is required by a statute, the Certificate of Incorporation or these Bylaws, any question brought before such class at a meeting when a quorum of such class is present shall be decided by the majority vote of the shareholders of such class present in person or represented by proxy, unless the question is one upon which by express provision of a statute, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.


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                  The officer who has charge of the stock ledger of the
Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

                  Section 2.03. Quorum. At all meetings of shareholders, except as otherwise required by statute or by the Certificate of Incorporation and except in cases where a class vote is required by the express provision of a statute, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of a majority of the stock outstanding and entitled to vote thereat (with each share of Class A Common Stock being counted as one tenth of a share and each share of Class B Common Stock being counted as one share) shall be requisite for, and shall constitute a quorum for, the transaction of business. In cases where a class vote is required by a statute, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of a majority of the shares of the stock outstanding of a particular class entitled to vote as a class shall be requisite for, and shall constitute a quorum for, the transaction of business by that class. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of shares entitled to vote shall be present or represented. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  Section 2.04. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Secretary and shall be called by the President or the Secretary at the request of the Board of Directors or at the request in writing of the holders of a majority of the shares of stock outstanding and having voting power (with each share of Class A Common Stock being counted as one tenth of a share and each share of Class B Common Stock being counted as one share). Such request shall state the purpose or purposes of the proposed meeting. Special meetings may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

                  Section 2.05. Notice of Meetings. Written notice, stating the place, date and time of any meeting, annual or special, and, if a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote thereat, not less than ten nor more than sixty days before the date of the meeting.

                  Section 2.06. Action Without Meeting. Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


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                                  ARTICLE III

                                   DIRECTORS

                  Section 3.01. Number and Term. The number of directors of the Corporation shall be seven and shall be elected as follows:

                  (i) So long as the number of issued and outstanding shares of Class A Common Stock is equal to or greater than 10% of the aggregate number of issued and outstanding shares of Class A and Class B Common Stock and the number of issued and outstanding shares of Class B Common Stock is equal to or greater than 350,000, the holders of Class A Common Stock shall be entitled to elect two directors and the holders of Class B Common Stock shall be entitled to elect five directors.

                  (ii) If the number of issued and outstanding shares of Class A Common Stock is less than 10% of the aggregate number of issued and outstanding shares of Class A and Class B Common Stock and the number of issued and outstanding shares of Class B Common Stock is equal to or greater than 350,000, the holders of Class A and Class B Common Stock will vote together for directors with each share of Class A Common Stock being entitled to one tenth of a vote and each share of Class B Common Stock being entitled to one vote.

                  (iii) If the number of issued and outstanding shares of Class A Common Stock is equal to or greater than 10% of the aggregate number of issued and outstanding shares of Class A and Class B Common Stock and the number of issued and outstanding shares of Class B Common Stock is less than 350,000, the holders of Class A Common Stock shall be entitled to elect two directors and the holders of Class A and Class B Common Stock will vote together to elect five directors with each share of Class A Common Stock being entitled to one tenth of a vote and each share of Class B Common Stock being entitled to one vote.

                  (iv) If the number of issued and outstanding shares of Class A Common Stock is less than 10% of the aggregate number of issued and outstanding shares of Class A and Class B Common Stock and the number of issued and outstanding shares of Class B Common Stock is less than 350,000, the holders of Class A and Class B Common Stock will vote together for directors with each share of Class A Common Stock being entitled to one tenth of a vote and each share of Class B Common Stock being entitled to one vote.

                  If the number of directors is changed, an increase or decrease in the number of directors shall be apportioned between the Class A and Class B Common Stock as provided by the Certificate of Incorporation. Directors shall be elected at the annual meeting to serve for one year terms, or until their respective successors are elected and qualified. Directors need not be residents of the State of Delaware or shareholders.

                  Section 3.02. Resignation. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  Section 3.03. Vacancies. Vacancies may be filled by a majority of the directors then in office elected by the same class who elected the director whose resignation, removal or death created the vacancy or if such a director was elected by both classes voting together, by a majority of the directors then in office, and said election shall be valid though the directors voting shall be less than a quorum or a sole remaining director; and the directors so choses shall


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hold office only until the next meeting of shareholders at which directors are elected and until their successors shall be elected and qualified.

                  Newly created directorships to be elected by a class may be filled by a majority of the directors elected by such class or by a sole remaining director so elected. Newly created directorships to be elected by both classes voting together may be filled by the majority of the directors then in office or by a sole remaining director. The directors so chosen shall hold office only until the next meeting of shareholders at which directors are elected.

                  In the event that a vacancy shall not have been filled by the Board of Directors, the director may be elected by the shareholders entitled to vote thereon, either at an annual meeting of shareholders or at a special meeting called for the purpose. The director so chosen shall hold office until the next meeting of shareholders at which directors are elected and until his successor shall be elected and qualified.

                  Section 3.04. Removal. A director may be removed, with or without cause, at any time by the holders of a majority of the shares of that class of stock which elected the director then entitled to vote at an election of directors. The vacancy created by such removal may be filled either at the meeting of shareholders at which the director was so removed, or at any subsequent meeting of shareholders or by the board of directors as provided in
Section 3.03 hereof if the shareholders have not previously filled the vacancy.

                  Section 3.05. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the shareholders by law, by the Certificate of Incorporation or by these bylaws.

                  Section 3.06. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and any alternate members of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or the authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                  Section 3.07. Meetings. Meetings of the Board of Directors shall be held at such place, either within or without the State of Delaware, as the Board of Directors shall from time to time designate or as may be specified in the notice of such meeting.


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                  Special Meetings of the Board of Directors may be held at any time upon the call of the President or Secretary. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication, which notice need not specify the purpose for which the meeting is called unless required by a statute, the Certificate of Incorporation or these Bylaws.

                  Regular Meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. The first meeting of a newly elected Board of Directors shall be held without notice immediately after each annual meeting of the shareholders at the same place at which such meeting was held, provided a quorum is present. If a quorum is not present, such first meetings may be held at such time and such place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors.

                  Organization. Each meeting of the Board of Directors shall be presided over by the President, or in his absence or at his request, by any person selected to preside by vote of a majority of the directors present. The Secretary, or in his absence or at his request, any person designated by the Chairman of the meeting, shall act as Secretary of the meeting.

                  Section 3.08. Quorum. Except as otherwise provided in these Bylaws, not less than a majority of the total number of directors fixed in accordance with Section 3.01 hereof shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned; provided, however, that if there is a vacancy on the Board which may be filled pursuant to Section 3.03 hereof, no meeting will be adjourned for lack of a quorum until the directors entitled to fill the vacancy have taken action to fill the vacancy or decided to submit the matter to the shareholders. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a statute or the Certificate of Incorporation shall require a vote of a greater number.

                  Section 3.09. Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

                  Section 3.10. Action Without Meeting; Presence at Meetings. Unless otherwise restricted in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at such meeting.


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                                   ARTICLE IV

                                    OFFICERS

                  Section 4.01. Officers. The officers of the Corporation shall be the President, a Secretary and a Treasurer. The Board of Directors also may elect one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of shareholders and shall hold office until their successors are chosen and have qualified. Any number of offices may be held by the same person.

                  Section 4.02. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                  Section 4.03. Removal. Any officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office shall be filled for the unexpired portion of the term by the Board of Directors.

                  Section 4.04. President. The President shall be the Chief Executive Officer of the Corporation. The President shall have general and active control of the Corporation's business, finances and affairs, subject to the control of the Board of Directors. Except as may otherwise be provided by the Board of Directors from time to time, the President shall have general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the Corporation and to affix the corporate seal; to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix the compensation thereof subject to the provisions of these Bylaws and as subject to the approval of the Board of Directors; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors; to suspend for cause, pending final action by the body which shall have appointed him, any officer other than an elected officer, or any employee or agent who shall have been appointed by the Board of Directors. He shall have such further powers and duties as may be conferred on him by the Board of Directors.

                  Section 4.05. Vice Presidents. The Vice Presidents, if any, shall have such powers and perform such duties as may be respectively assigned to them from time to time by the President. In the absence of the President, or in the event of the inability of the President to act, the Vice Presidents, if any, in the order of their annual election, shall authority to exercise the power and perform the duties of the President.

                  Section 4.06. Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall receive, deposit or disburse the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board of Directors or the Chief Executive Officer. He shall keep a full and accurate account of all monies received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.


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                  Section 4.07.     Secretary. The Secretary shall attend all
meetings of the Board of Directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the shareholders and, if notice is required, of meetings of the Board of Directors and of committees thereof; he shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep the account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary and any Assistant Secretaries, such person as shall be designated by the Chief Executive Officer shall perform his duties.

                  Section 4.08. Assistant Secretaries. Each Assistant Secretary shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors, President or Secretary. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretary or the Assistant Secretaries in the order determined by the Board of Directors or, failing such designation, in the order of their last election to that office.

                  Section 4.09. Assistant Treasurers. Each Assistant Treasurer shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors, President or Treasurer. In the absence of disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurer or the Assistant Treasurers in the order determined by the Board of Directors or, failing such designation, in the order of their last election to that office.

                  Section 4.10. Compensation. The Board of Directors shall have the power to fix the compensation of all officers of the Corporation.

                                   ARTICLE V

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

                  Section 5.01. Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  Section 5.02. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.


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                  Section 5.03.     Lost Certificates. In case any certificate
representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and, if the Corporation shall have a Transfer Agent and Registrar, may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

                  Section 5.04. Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificates or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates of a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

                  Section 5.05. Shareholders Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

                  Section 5.06. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                  Section 6.01. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividends there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation; and in its discretion the Board of Directors may decrease or abolish any such reserve.

                  Section 6.02. Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


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                  Section 6.03.     Fiscal Year. The fiscal year of the
Corporation shall be determined by the Board of Directors.

                  Section 6.04. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                  Section 6.05. Execution of Proxies. The President, or in the absence or disability of the President, a Vice President, may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consents to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the President or a Vice president and by the Secretary of an Assistant Secretary.

                  Section 6.06. Notice and Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, of the Certificate of Incorporation or of these Bylaws, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given by telex, cable or telegram, and such notice shall be deemed to have been given on the day that it is sent. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

                  Whenever any notice whatever is required to be given under the provisions of any law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE VII

                                   AMENDMENTS

                  These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the shareholders or, so long as such power is conferred upon the Board of Directors by the Certificate of Incorporation, by the Board of Directors, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such special meeting.


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